CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 9, 2001 accompanying the financial statements of Van Kampen American Capital Equity Opportunity Trust, Series 15 as of December 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            GRANT THORNTON LLP


Chicago, Illinois
April 24, 2001